EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Community Capital Corporation

We consent to the incorporation by reference in Community Capital Corporation's Registration Statement on Form S-3 (No. 333-66402), relating to the Community Capital Corporation Common Stock Dividend Reinvestment and Common Stock Purchase Plan; Registration Statement on Form S-8 (No. 333-116856), relating to the Community Capital Corporation 2004 Equity Incentive Plan; and Registration Statement on Form S-8 (No. 033-81304), relating to the Community Capital Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions), of our report dated March 19, 2010, which is included in Community Capital Corporation's 2009 Annual Report on Form 10-K related to the consolidated financial statements of Community Capital Corporation and subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009.

Greenville, South Carolina
March 19, 2010